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                                                                    EXHIBIT 1.01

                                                               EXECUTION VERSION



                             CAPITAL AUTOMOTIVE REIT


                     3,350,000 Shares of Beneficial Interest


                             UNDERWRITING AGREEMENT


                                                                  August 2, 2001


Credit Suisse First Boston Corporation
As Representative of the Several Underwriters
Eleven Madison Avenue
New York, NY  10010-3629

Dear Sirs:

        1. Introductory. Capital Automotive REIT, a Maryland real estate investment trust (the "COMPANY"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFBC") and the several Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS") for whom you are acting as representative (the "REPRESENTATIVE") 3,350,000 common shares (the "FIRM SECURITIES") of beneficial interest of the Company, $.01 par value per share (the "COMMON SHARES"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 502,500 additional shares (the "OPTIONAL SECURITIES") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company hereby agrees with the Underwriters as follows:

        2. Representations and Warranties of the Company with Respect to Registration Under the Act. The Company represents and warrants to, and agrees with, the several Underwriters that:

                (a) A registration statement on Form S-3 (File No. 333-73181) with respect to the Offered Securities, including a base prospectus dated March 18, 1999 (the "BASE PROSPECTUS"), was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (the "1933 ACT RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, was filed with the Commission and was declared effective on March 18, 1999. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. A preliminary prospectus supplement (the "PRELIMINARY PROSPECTUS") setting forth the terms of the offering, sale and plan of distribution of the Offered Securities and additional information was prepared


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        and filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations
        on July 24, 2001. A final prospectus supplement (the "PROSPECTUS SUPPLEMENT") setting forth the final terms of the offering, sale and plan of distribution of the Offered Securities and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies of such registration statement, the Preliminary Prospectus, the Prospectus Supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the registration statement and of each amendment thereto for each Representative and its counsel) have been delivered or made available to CSFBC and its counsel. The registration statement, including the Base Prospectus, as it may have heretofore been amended, is referred to herein as the "REGISTRATION STATEMENT." The term "PROSPECTUS" as used herein means the Base Prospectus together with the Preliminary Prospectus and the Prospectus Supplement. Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "AMEND," "AMENDMENT" or "SUPPLEMENT" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. As used herein, the term "INCORPORATED DOCUMENTS" means the documents which are incorporated by reference in this Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Offered Securities by the Underwriters or any dealer. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Offered Securities.

                (b) The Company and the transactions contemplated by this Agreement meet the requirements and the conditions for using a registration statement on Form S-3 under the Act and the 1933 Act Rules and Regulations.

                (c) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date conformed or will conform in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to


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        be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished to the Company by any Underwriter through the Representative specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in
        Section 7(b) hereof.

                (d) The Incorporated Documents when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission under the Exchange Act (the "EXCHANGE ACT RULES AND REGULATIONS"), as applicable and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                (e) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, all financial statements required by Rule 3-14 of Regulation S-X ("RULE 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with such requirements. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations thereunder.

                (f) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or


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        to be filed as exhibits to the Registration Statement which are not described or filed as required; there are no legal or governmental proceedings pending or, to the knowledge of the Company and Capital Automotive L.P., a Delaware limited partnership (the "Partnership"), threatened to which the Company, the Partnership or any subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; to the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company, the Partnership or any of the subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Partnership or any of their subsidiaries of a character required to be disclosed and properly described therein; all agreements between the Company, the Partnership or any of their subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Partnership or one or more of their subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles.

                (g) Arthur Andersen LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Act and the 1933 Act Rules and Regulations.

        3. Representations and Warranties of the Company and the Partnership. The Company and the Partnership represent and warrant to, and agree with, the several Underwriters that:

                (a) The Company has been duly organized and is an existing real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure, individually or on the aggregate, to so register or qualify does not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company, the Partnership and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                (b) The Partnership and each subsidiary of the Company or the Partnership is existing and in good standing under the laws of the respective jurisdiction of incorporation or formation, with partnership, corporate or limited liability company power and authority, as applicable, to own its properties and conduct its business as described in the Prospectus; the Partnership and each subsidiary of the Company or the Partnership is duly qualified to do business as a foreign entity in good standing in all


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        other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure, individually or in the aggregate, to so register and qualify does not have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company or the Partnership have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each subsidiary owned by the Company or the Partnership, directly or through subsidiaries, are owned free from liens, encumbrances and defects. Immediately prior to the execution of this Agreement, the Company owns an approximately 1% general partnership interest and an approximately 71.8% limited partnership interest in the Partnership.

                (c) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization," except for (i) 320,000 common shares issued subsequent to June 30, 2001 upon the redemption of outstanding Partnership Units,
        (ii) 5,001 common shares issued subsequent to June 30, 2001 upon the exercise of outstanding warrants, and (iii) 342 common shares issued subsequent to June 30, 2001 in connection with the Company's dividend reinvestment and share purchase plan. As of August 2, 2001, 21,986,926 Common Shares were issued and outstanding and no shares of any other class of shares of beneficial interest were issued and outstanding; the issuance and sale of the Offered Securities have been duly authorized by all appropriate action of the Company and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will be, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; all outstanding shares of beneficial interest of the Company are validly issued, fully paid and nonassessable, except for 11 shares issued to officers, trustees, employees and consultants of the Company in connection with the Company's initial public offering (the "IPO SHARES") and 100 shares issued in May 2001 to an unaffiliated third party as a door prize in connection with marketing efforts of the Company (the "Bonus Shares" and, together with the IPO Shares, the "EXCEPTED SHARES"); all of the issued and outstanding units of partnership interest in the Partnership ("PARTNERSHIP UNITS") have been duly authorized by the Company as General Partner of the Partnership; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Partnership Units have been offered, sold and issued by the Company or the Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws, except that the issuance of the Excepted Shares were not duly authorized under Title 8 of the Maryland General Corporation Law ("TITLE 8") by the Company's Board of Trustees and the Bonus Shares are not fully paid and nonassessable under Title 8 because no consideration has yet been paid for the Bonus Shares; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial


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        interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

                (d) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Offered Securities.

                (e) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                (f) The Company has filed a Notification of Listing Additional Securities and all required supporting documents with respect to the Offered Securities with the Nasdaq Stock Market's National Market, and the Offered Securities have been listed for trading on the Nasdaq Stock Market's National Market.

                (g) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                (h) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Partnership or any of their subsidiaries or any of their real properties and all other properties and assets owned by them ("Properties," or individually, a "Property"), (ii) any agreement or instrument to which the Company, the Partnership or any such subsidiary is a party or by which the Company, the Partnership or any such subsidiary is bound or to which any of the Properties of the Company, the Partnership or any such subsidiary is subject, or (iii) the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Partnership or any such subsidiary.

                (i) The Company, has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.


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                (j)     This Agreement has been duly authorized, executed and
        delivered by the Company and the Partnership.

                (k) Except as disclosed in the Prospectus, the Company, the Partnership or their subsidiaries have good and marketable title to all Properties, in each case free from liens, encumbrances and defects that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them; the Company, the Partnership or the applicable subsidiary has obtained an owner's title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties and has obtained a commitment to obtain such an owner's title insurance policy with respect to each pending property acquisition described in the Prospectus; except as disclosed in the Prospectus, the Company, the Partnership and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; except as disclosed in the Prospectus or as generally described in "Item 1. BUSINESS" under the heading "THE PROPERTIES, LEASES, TYPICAL LEASE TERMS AND DEALERSHIPS - Leases and Typical Lease Terms -- Right of First Negotiation, First Offer and Offer to Purchase Property" in the Company's annual report on Form 10-K for the 2000 fiscal year, no person has an option or right of first refusal to purchase all or part of any Property or any proposed acquisition or any interest therein; neither the Company, the Partnership nor any of their subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that would have a material and adverse effect on the size of, use of, improvements on, construction on or access to any particular Property.

                (l) The Company, the Partnership and their subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Prospectus, except to the extent that any failure to have any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that would individually or in the aggregate have a Material Adverse Effect, and the Company, the Partnership and their subsidiaries are not aware of any proceedings relating to the revocation or modification of same.

                (m) No labor dispute with the employees of the Company, the Partnership or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                (n) The Company, the Partnership and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business


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        now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Partnership or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                (o) Except as otherwise disclosed in the Prospectus or as would not have a material and adverse effect with respect to any particular Property, (i) neither the Company nor the Partnership has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "HAZARDOUS MATERIALS"), on, in, under or affecting any Property, except in material compliance with applicable laws; (ii) to the knowledge of the Company and the Partnership, the properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, (collectively, "ENVIRONMENTAL LAWS"), and the Company and the Partnership are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; (iii) neither the Company nor the Partnership has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company and the Partnership threatened claim, litigation or any administrative agency proceeding that: (A) alleges a violation of any Environmental Laws by the Company or the Partnership; (B) that the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et. seq., or any state superfund law; (C) has resulted in or could result in the attachment of an environmental lien on any of the properties; or (D) alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Properties, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards. In the ordinary course of its business, the Company and the Partnership conduct or review Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Partnership.

                (p) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Partnership or any of their


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        subsidiaries or any of the respective Properties that, if determined adversely to the Company, the Partnership or such subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Partnership to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the Company's or the Partnership's knowledge, threatened or contemplated.

                (q) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Partnership and their subsidiaries taken as a whole, and, except as disclosed in or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

                (r) The system of internal accounting controls of the Company, the Partnership and their subsidiaries, taken as a whole, is sufficient to meet the broad objectives of internal accounting controls insofar as those that would be material in relation to the Company's financial statements; and, to the Company's and Partnership's knowledge, neither the Company, the Partnership nor any of their subsidiaries, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnership or any of their subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Partnership or any of their subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

                (s) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940 (the "1940 ACT").

                (t) The Second Amended and Restated Limited Partnership Agreement of the Partnership, as amended (the "PARTNERSHIP AGREEMENT"), has been duly and validly authorized, executed and delivered by the Company and, to the knowledge of the Company, all other partners of the Partnership, and constitutes a valid and binding agreement of the Company and, to the knowledge of the Company, all other partners of the Partnership, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                (u) Neither the Company, the Partnership nor any subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both


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        would constitute a breach of, or default under), (i) its respective declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Partnership or such subsidiary is a party or by which any of them or their respective properties is bound except in the case of clause (ii) for such breaches or defaults which would not have a Material Adverse Effect.

                (v) Each of the Company, the Partnership and their subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or the Partnership, nor does the Company, the Partnership or any subsidiary know of any tax deficiency which is likely to be asserted against any such entity; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

                (w) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "CODE"), and the Company's proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code; the Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

                (x) Each of the Company, the Partnership and their subsidiaries maintains or causes tenants to maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts the Company, the Partnership and their subsidiaries deem adequate and consistent with industry practices, if any, for their business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                (y) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Partnership or any subsidiary to or for the benefit of any of the officers or trustees of the Company or any of their family members.

                (z) In connection with the offering of the Offered Securities, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company has not distributed and will not


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        distribute any Prospectus or other offering material in connection with the offer and sale of the Offered Securities, except as contemplated herein.

                (aa) None of the entities which prepared appraisals of the Company's, the Partnership's or any of their subsidiaries' Properties or Phase I environmental assessment reports with respect to the Properties was employed for such purpose on a contingent basis or, to the knowledge of the Company or the Partnership, has any substantial interest in the Company or the Partnership, and none of their directors, officers or employees is connected with the Company or the Partnership as a promoter, selling agent, voting trustee, officer or employee.

        4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $16.12 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

        The Company will deliver the Firm Securities to CSFBC for the accounts of the Underwriters, at the offices of CSFBC, Eleven Madison Avenue, New York, N.Y. 10010-3629, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of the Company at 10:00 A.M., New York time, on August 8, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant hereto. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of CSFBC at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions per common share declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of

Credit Suisse First Boston Corporation
August 2, 2001
Page 12


shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to CSFBC for the accounts of the several Underwriters, at the above office of CSFBC, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of CSFBC at a reasonable time in advance of such Optional Closing Date.

        5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                (a) The Company will file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b)(2), or if applicable and consented to by CSFBC, Rule 424(b)(5).

                (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent, not to be withheld unreasonably; and, if at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise CSFBC promptly of the effectiveness of such post-effective amendment and of any request by the Commission for amendment or supplementation of a Registration Statement or the Prospectus or of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The

Credit Suisse First Boston Corporation
August 2, 2001
Page 13


        Company will use its good faith reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                (d) As soon as practicable but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (or, if later, the Effective Date of any Additional Registration Statement) which will satisfy the provisions of
        Section 11(a) of the Act.

                (e) The Company will furnish to CSFBC copies of each Registration Statement (two of which will include copies of original signature pages and all exhibits thereto), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the filing of the Prospectus Supplement under Rule 424. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now subject.

Credit Suisse First Boston Corporation
August 2, 2001
Page 14


                (g) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC (i) as soon as available during the first year after this Agreement, and upon request during the second through fifth years after this Agreement, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                (h) The Company and the Partnership will pay all expenses incident to the performance of their obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                (i) For a period of 90 days after the date of the public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its beneficial interest or securities convertible into or exchangeable or exercisable for any shares of its beneficial interest, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except for (i) issuances of Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof,
        (iii) issuances of Common Shares pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (iv) issuances of shares of beneficial interest of the Company and Partnership Units in connection with the acquisition of Properties and in connection with joint ventures and similar arrangements, so long as the recipients agree not to sell or transfer the shares of beneficial interest of the Company or Partnership Units for a period of 90 days after the date of the public offering of the Offered Securities without the prior written consent of CSFBC, (v) the filing of registration statements on Form S-3 with the Commission registering for resale Common Shares to be issued upon redemption of Partnership Units (other than Partnership Units held by the Company) for Common Shares in accordance with the Company's customary practices, and
        (vi) issuances, for no consideration, of no more than 500 shares to one or

Credit Suisse First Boston Corporation
August 2, 2001
Page 15


        more persons unaffiliated with the Company and the Partnership as door or drawing prizes in connection with Company's marketing efforts, or
        (vii) issuances of Common Shares pursuant to the Company's dividend reinvestment or share purchase plan.

                (j) The Company and the Partnership will use the net proceeds received from the sale of the Offered Securities in the manner specified in the Prospectus under the caption "Use of Proceeds".

                (k) The Company, the Partnership and any of their subsidiaries have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares or to facilitate the offer and sale of the Offered Securities in violation of Regulation M.

                (l) The Company will use its best efforts to maintain the uninterrupted quotation of the Company's Common Shares on the Nasdaq National Market, or in lieu thereof, on the New York Stock Exchange.

                (m) Until such time, if any, as the Company determines to revoke its election to be taxed as a real estate investment trust under the Code and such determination is approved by the Company's shareholders in accordance with the terms of the Company's Declaration of Trust, the Company and the Partnership will use their best efforts to
        (i) meet the requirements to qualify as a real estate investment trust under the Code, and (ii) to cause each of their subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

                (n) The Company and the Partnership will conduct their affairs in such a manner so as to ensure that neither the Company, the Partnership nor any subsidiary will be deemed to be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act.

        7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                (a) CSFBC shall have received a letter, dated the date of delivery thereof of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the 1933 Act Rules and Regulations thereunder and stating to the effect that:

Credit Suisse First Boston Corporation
August 2, 2001
Page 16


                        (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Rules and Regulations;

                        (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

                        (iii)   on the basis of the review referred to in clause
                        (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                (A)     the unaudited financial statements
                                included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                (B) the net income and net income per share amounts for the six-month periods ended June 30, 2001 and 2000 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                (C)     at the date of the latest available
                                balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the shares of beneficial interest or any increase in debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the

Credit Suisse First Boston Corporation
August 2, 2001
Page 17


                                latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in net operating income or in the total or per share amounts of consolidated net income, except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                        (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

                (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading

Credit Suisse First Boston Corporation
August 2, 2001
Page 18


        on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or
        (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                (d) The Representative shall have received an opinion, dated such Closing Date, of Shaw Pittman LLP, counsel for the Company and the Partnership (which opinion shall state that counsel to the Underwriters shall be entitled to rely on such opinion with respect to matters of Maryland law in issuing the opinion required by Section 7(e) hereof), to the effect that:

                        (i) The Company is an existing real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own or lease its Properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign real estate investment trust in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure, individually or in the aggregate, to so register or qualify does not have a Material Adverse Effect.

                        (ii) The Partnership is an existing limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus, and the Partnership is duly qualified to do business as a foreign limited partnership in good standing in all other jurisdictions in which its ownership or lease of Property or the conduct of its business require such qualification, except where the failure, individually or in the aggregate, to so register or qualify does not have a Material Adverse Effect; and at the Closing Date, the Company will be the sole general partner of the Partnership and will own an approximately 1% general partnership interest and an approximately 71.8% limited partnership interest in the Partnership.

                        (iii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization," except for (i) 320,000 common shares issued subsequent to June 30, 2001 upon the redemption of outstanding Partnership Units,

Credit Suisse First Boston Corporation
August 2, 2001
Page 19


                        (ii) 5,001 common shares issued subsequent to June 30, 2001 upon the exercise of outstanding warrants, and
                        (iii) 342 common shares issued subsequent to June 30, 2001 in connection with our dividend reinvestment and share purchase plan. As of August 2, 2001, 21,986,926 Common Shares were issued and outstanding and no shares of any other class of shares of beneficial interest were issued and outstanding; the issuance and sale of the Offered Securities has been duly authorized by all appropriate action of the Company, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; all outstanding shares of beneficial interest of the Company, other than the Excepted Shares, are validly issued, fully paid and nonassessable; the Partnership Units have been duly authorized by the Company as General Partner of the Partnership; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Partnership Units have been offered, sold and issued by the Company or the Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws, except that the issuance of the Excepted Shares were not duly authorized under Title 8 by the Company's Board of Trustees and the Bonus Shares are not fully paid and nonassessable under Title 8 because no consideration has yet been paid for the Bonus Shares; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to the Securities;

                        (iv) Except as described in the Prospectus or as set forth in the Partnership Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                        (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as

Credit Suisse First Boston Corporation
August 2, 2001
Page 20


                        described in the Prospectus, will not be an "investment company" as defined in the 1940 Act;

                        (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                        (vii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) to such counsel's knowledge, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their Properties, or (ii) to such counsel's knowledge, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company, the Partnership Agreement, or the organizational documents of CARS-DB4, L.P., MMR Holdings, LLC, MMR Tennessee, LLC, CARS-DB1, LLC and, to the knowledge of such counsel, any other subsidiary of the Company or the Partnership;

                        (viii) Neither the Company, the Partnership nor, to the knowledge of such counsel, any subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Partnership or such subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (ii) for such breaches or defaults which do not have a Material Adverse Effect.

                        (ix) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of

Credit Suisse First Boston Corporation
August 2, 2001
Page 21


                        the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

                        (x) Each of the Company and the Partnership has full legal right, power and authority to enter into, deliver and perform this Agreement and the Company has full legal right, power and authority to issue, sell and deliver the Offered Securities. This Agreement has been duly authorized, executed and delivered by the Company and the Partnership.

                        (xi) Except as disclosed in the Prospectus, the Company, the Partnership or their subsidiaries have good and marketable title to all Properties, in each case free from liens, encumbrances and defects, except as disclosed in the Prospectus, or such as would materially and adversely affect the value thereof to the Company's business or materially interfere with the use made or presently contemplated to be made thereof by them; except as disclosed in the Prospectus, the Company, the Partnership and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with

Credit Suisse First Boston Corporation
August 2, 2001
Page 22


                        the use made or to be made thereof by them; except as disclosed in the Prospectus or as generally described in "Item 1. BUSINESS" under the heading "THE PROPERTIES, LEASES, TYPICAL LEASE TERMS AND DEALERSHIPS - Leases and Typical Lease Terms -- Right of First Negotiation, First Offer and Offer to Purchase Property" in the Company's annual report on Form 10-K for the 2000 fiscal year, no person has an option or right of first refusal to purchase all or part of any Property or any proposed acquisition or any interest therein; such counsel does not have knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that would have a material and adverse effect on the size of, use of, improvements on, construction on or access to any particular Property.

                        (xii) The Company, the Partnership and their subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted or contemplated by the Prospectus, except to the extent that any failure to have any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals would not have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Partnership or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                        (xiii) The Company, the Partnership and their subsidiaries own, possess or can acquire on reasonable terms, Intellectual Property presently employed by them and material to the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Partnership or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                        (xiv) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Partnership or any of their subsidiaries or any of the respective Properties that, if determined adversely to the Company, the Partnership or such subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Partnership to perform its obligations under this

Credit Suisse First Boston Corporation
August 2, 2001
Page 23


                        Agreement; and no such actions, suits or proceedings are threatened or, to such counsel's knowledge, contemplated.

                        (xv) The Partnership Agreement has been duly and validly authorized, executed and delivered by the Company, and to the knowledge of such counsel, all other partners of the Partnership, and constitutes a valid and binding agreement of the Company and, to the knowledge of such counsel, all other partners of the Partnership, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                (e) The Representative shall have received from Hunton & Williams, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (f) The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and the Partnership in this Agreement are true and correct; the Company and the Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; and, subsequent to the date[s] of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                (g) The Representative shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

        CSFBC acknowledges its receipt of "lock-up" letters (which are satisfactory to the Representative and which have a term of 90 days from the date of the Prospectus

Credit Suisse First Boston Corporation
August 2, 2001
Page 24


Supplement) from each of the executive officers and trustees of the Company and Friedman, Billings, Ramsey, Inc. & Co. and FBR Asset Investment Corporation.

        The Company and the Partnership will furnish CSFBC with such conformed copies of such opinions, certificates, letters and documents as CSFBC reasonably requests. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        8.      Indemnification and Contribution.

                (a) The Company and the Partnership will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFBC specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
        (b) below.

                (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its trustees and officers, the Partnership and each person, if any who controls the Company or the Partnership within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary

Credit Suisse First Boston Corporation
August 2, 2001
Page 25


        to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Partnership by such Underwriter through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting," and the information contained in the 11th and 12th paragraphs under the caption "Underwriting," including the table underneath the first paragraph.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel, in addition to local counsel and counsel for the indemnifying party, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction, unless there are multiple indemnified parties in such proceedings and any indemnified party is advised by counsel that representation of multiple indemnified parties by the same counsel would be inappropriate due to an actual or potential conflict of interest. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement
        (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
        (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

Credit Suisse First Boston Corporation
August 2, 2001
Page 26


                (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by the Company or the Underwriters (as set forth in the last sentence of subsection (b) above) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations set forth opposite their respective names on Schedule A hereto (or as increased pursuant to Section 9 hereof) and not joint.

                (e) The obligations of the Company and the Partnership under this Section shall be in addition to any liability which the Company and the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of

Credit Suisse First Boston Corporation
August 2, 2001
Page 27


        the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        10. Survival of Certain Representations and Obligations; Expenses. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and
Section 3 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (ii),
(iii) or (iv) of

Credit Suisse First Boston Corporation
August 2, 2001
Page 28


Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Offered Securities and the performance of their obligations under this Agreement. In all other instances, the Underwriters will be responsible for all of their out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Offered Securities or the performance of their obligations under this Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to CSFBC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:
Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1420 Spring Hill Road, Suite 525, McLean, VA 22102, Attention: David S. Kay, Vice President and General Counsel; provided, however, that any notice to an Underwriter pursuant to
Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and controlling persons referred to in Section 8. No other person, other than the parties hereto, controlling persons referred to in Section 8, officers, directors and trustees, and their respective successors, heirs and legal representatives, will have any right or obligation hereunder.

        13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by CSFBC will be binding upon all the Underwriters.

        14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [signature page follows]

        If the foregoing is in accordance with CSFBC's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,
                                    CAPITAL AUTOMOTIVE REIT


                                    By: /s/ THOMAS D. ECKERT
                                       ------------------------------
                                    Name: Thomas D. Eckert
                                    Title: Chief Executive Officer


                                    CAPITAL AUTOMOTIVE L.P.
                                    By: Capital Automotive REIT, its general
                                        partner


                                    By: /s/ THOMAS D. ECKERT
                                       ------------------------------
                                    Name: Thomas D. Eckert
                                    Title: Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

        CREDIT SUISSE FIRST BOSTON CORPORATION


        By: /s/ ERIC A. ANDERSON
           -----------------------------
        Name: Eric A. Anderson
        Title: Managing Director

            Acting on behalf of itself and as CSFBC of
             the several Underwriters.

                                   SCHEDULE A

                                                                                  NUMBER OF
                      UNDERWRITER                                               FIRM SECURITIES
                      -----------                                               ---------------
Credit Suisse First Boston Corporation                                             1,340,000
CIBC World Markets Corp.                                                             603,000
Friedman, Billings, Ramsey & Co., Inc.                                               335,000
Raymond James & Associates, Inc.                                                     569,500
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.                       251,250
Ferris, Baker Watts, Incorporated                                                    251,250
                                                                                   =========
                        Total                                                      3,350,000